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                                   EXHIBIT 5

               Opinion and Consent of Brobeck, Phleger & Harrison

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                 [LETTERHEAD OF BROBECK, PHLEGER & HARRISON]

                                 June 16, 1994



Measurex Corporation
One Results Way
Cupertino, CA 95014

               RE:MEASUREX CORPORATION -- REGISTRATION STATEMENT FOR OFFERING OF
                                                                 ---------------
               225,000 SHARES OF COMMON STOCK
               ------------------------------

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 225,000 shares of the Common Stock of Measurex Corporation (the "Company") under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ BROBECK, PHLEGER & HARRISON
                              -------------------------------
                              BROBECK, PHLEGER & HARRISON